               AMCOMP DELAYS SECOND QUARTER 2006 FINANCIAL RESULTS

                              FOR IMMEDIATE RELEASE

         NORTH PALM BEACH,  FLORIDA - - AUGUST 10, 2006 - - AmCOMP  Incorporated
(Nasdaq Global  Market:  AMCP)  announced  today that it has been advised by its independent  auditors that a Company employee has expressed  reservations  about the thoroughness of disclosures made by the Company to such auditors.  While the
Company  knows of no basis for these  reservations  and believes  its  financial statements  to be compliant in all  respects,  it must treat any such  statement seriously. While no specific allegation has been made regarding prior or current period financial  statements of the Company, the Company has delayed issuing its financial  information  for the quarter and six months ended June 30, 2006.  The
Audit  Committee  of the  Board  of  Directors  is  undertaking  an  appropriate investigation.

         The company  also  announced  that its  scheduled  conference  call for
Friday, August 11th, at 8:00AM has been cancelled.

         Contacts:

         AmCOMP Incorporated, North Palm Beach

         Kumar Gursahaney

         Chief Financial Officer

         561 840 7171 ext 11700